NATIONAL FUEL GAS COMPANY

OFFICER'S CERTIFICATE

Establishing 6.50% Notes due 2022

         J. P. Pawlowski, the Treasurer, of National Fuel Gas Company, a New Jersey corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company adopted on September 12, 2002, and
Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the
"Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of October 1,
1999 (the "Indenture"), that:

1.       The Securities of the second series to be issued under the Indenture shall be designated "6.50% Notes due 2022" (the "Notes of the Second Series"); the Notes of the Second Series shall be in substantially the form set forth in Exhibit A hereto.  All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in the Indenture;

2.       The Notes of the Second Series shall mature, and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on September 15, 2022;

3.       The Notes of the Second Series shall be issued in the denominations of $1,000 and integral multiples thereof;

4.       The Notes of the Second Series shall bear interest as provided in the form thereof set forth in Exhibit
         A;

5.       The principal of and each installment of interest on the Notes of the Second Series shall be payable at, and registration of transfers and exchanges in respect of the Notes of the Second Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or, in certain circumstances described in the form of Notes of the Second Series hereto attached as Exhibit
         A, by wire transfer to an account designated by the person entitled thereto.  Notices and demands to or upon the Company in respect of the Notes of the Second Series and the Indenture may be served at the office or agency of the Company in The City of New York.  The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more
         Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the
         Security Registrar and the Paying Agent for the Notes of the Second Series;

6.       The Notes of the Second Series are subject to redemption as provided in the form thereof set forth in
         Exhibit A;

7.       The Notes of the Second Series will not be entitled to the benefit of any sinking fund;

8.       The Notes of the Second Series shall be initially issued in global form registered in the name of Cede &
         Co. (as nominee of The Depository Trust Company ("DTC")); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Securities Exchange Act of
         1934, as amended (the "Exchange Act"), to act as depositary for the global Notes of the Second Series
         (DTC and any such successor depositary, the "Depository"); beneficial interests in Notes of the Second
         Series issued in global form may not be exchanged in whole or in part for individual certificated Notes of the Second Series in definitive form, and no transfer of a global Note of the Second Series in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that if the Depository (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Notes of the Second Series or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Notes of the Second Series has not been appointed, the Company will execute, and the Trustee, upon receipt of a
         Company Order for the authentication and delivery of definitive Notes of the Second Series, will authenticate and deliver, Notes of the Second Series in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Notes of the Second Series representing such Notes of the Second Series in exchange for such global Notes of the Second Series, such definitive
         Notes of the Second Series to be registered in the names provided by the Depository; each global Note of the Second Series (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes of the Second Series to be represented by such global Note of the Second Series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository's instruction and (iv) shall bear a legend restricting the transfer of such global Note of the Second Series to any person other than the Depository or its nominee; none of the
         Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Note of the Second Series or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Notes of the Second Series in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit
         A hereto;

9.       The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Notes of the Second Series, for any depositary records of beneficial interests or for any transactions between the Depository and beneficial owners;

10.      No service charge will be made for the registration of transfer or exchange of the Notes of the Second
         Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

11.      If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes of the Second Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the
         Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such
         Officer's Certificate, either:

(A)      an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes of the Second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or
         Eligible Obligations theretofore so deposited, to pay when due the principal of and interest, if any, due and to become due on such Notes of the Second Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Company and acceptable to the Trustee, showing the calculation thereof; or

(B)      an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Notes of the Second Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

12.      The Notes of the Second Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A;

13.      All conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the authentication and delivery of the Notes of the Second Series requested in the accompanying Company Order No. 2 have been complied with;

14.      The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the Company's issuance of the Notes of the
         Second Series and in respect of compliance with which this certificate is made;

15.      The statements contained in this certificate are based upon the familiarity of the undersigned with the
         Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers, employees and counsel of the Company familiar with the matters set forth herein;

16.      In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

17.      In the opinion of the undersigned, such conditions and covenants have been complied with.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate this 18th day of September, 2002.

                                                       /s/ J. P. Pawlowski
                                                          J. P. Pawlowski
                                                          Treasurer

EXHIBIT A

                               [depositary legend]

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a
New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                              [FORM OF FACE OF NOTE]

                            NATIONAL FUEL GAS COMPANY

                               6.50% Note due 2022

NO.                                                                                CUSIP:  636180 BD 2

ORIGINAL ISSUE DATE:  September 18, 2002                                             PRINCIPAL AMOUNT:

ORIGINAL INTEREST                                                                INTEREST RATE:  6.50%
ACCRUAL DATE:  September 18, 2002

MATURITY DATE:  September 15, 2022

INTEREST PAYMENT DATES: March 15, June 15, September 15, and December 15

REDEEMABLE AT OPTION OF THE COMPANY:          YES X   NO ___

REDEEMABLE AT OPTION OF THE HOLDER:           YES X   NO ___

(See the Reverse of this Note for redemption provisions)

         NATIONAL FUEL GAS COMPANY, a corporation duly organized and existing under the laws of the State of New
Jersey (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above, quarterly on the Interest Payment Dates specified above of each year and on the Maturity Date, from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this
Security, from the Original Interest Accrual Date. In the event that the Maturity Date or any date fixed for redemption is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Maturity Date or date fixed for redemption.  In the event that any
Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay)
with the same force and effect as if made on such Interest Payment Date.  The Initial Interest Payment Date will be December 15, 2002, and the payment on that date will include all interest accrued from the Original Interest
Accrual Date.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of the calendar month (whether or not a Business Day) in which such Interest Payment Date falls;
provided, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more
Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such
Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (a) at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto, and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities of this series delivered to the
Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such
Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     NATIONAL FUEL GAS COMPANY

                                                     By:_______________________________________

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

         Dated:
                                                     THE BANK OF NEW YORK, as Trustee

                                                     By:_______________________________________
                                                          Authorized Signatory

                               [FORM OF REVERSE OF NOTE]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the
"Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of October 1, 1999 (herein, together with any amendments or supplements thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New
York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on September 18, 2002 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the
Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.  The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the
Indenture.

     Optional Redemption

                  Securities of this series shall not be redeemable at the option of the Company prior to
September 15, 2006.  On and after September 15, 2006, Securities of this series shall be redeemable at the option of the Company, in whole or in part, at any time and from time to time, prior to the Maturity Date, in each case at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest to the date fixed for redemption, upon notice mailed to each registered Holder at the address of such Holder as it appears in the Security Registrar not less than 30 nor more than 60 days prior to the date fixed for redemption.

     Redemption Upon Death of a Beneficial Owner

                  Subject to the restrictions listed below, this Security shall be redeemable upon death of the beneficial owner of this Security in the manner described below.  The Personal Representative (as defined below)
of any deceased beneficial owner of all or part of this Security has the right to initiate a request for redemption at any time and from time to time, before the Maturity Date, of all or part of this Security (a
"Redemption Request"), and the Company will be obligated to redeem such portion of this Security.  "Personal
Representative" means the person who has the right to sell, transfer or otherwise dispose of the beneficial ownership of all or part of this Security and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder of this Security.

                  However, during the period from the Original Issue Date specified on the face of this Security through and including September 15, 2003 (the "Initial Period"), and during any twelve month period that ends on and includes each subsequent September 15 (each a "Subsequent Period"), the Company will not be obligated to redeem (a) during any such period, any Securities of this series that in the aggregate exceed $25,000 in principal amount with respect to any one deceased beneficial owner (the "$25,000 Limitation"), or (b) during any such period, Securities of this series exceeding in aggregate principal amount two percent of the aggregate principal amount of all Securities of this series with respect to all deceased beneficial owners as a group (the
"Two Percent Aggregate Limitation").

                  The Company may, at its option, redeem Securities of this series of any deceased beneficial owner during the Initial Period or any Subsequent Period in excess of the $25,000 Limitation.  Any such optional redemption by the Company, to the extent it exceeds the $25,000 Limitation for any deceased beneficial owner, will not be included in the computation of the Two Percent Aggregate Limitation for redemption of the Securities of this series for the Initial Period or any Subsequent Period.  The Company may also, at its option, redeem interests of deceased beneficial owners in the Securities of this series in the Initial Period or any Subsequent
Period in an aggregate principal amount exceeding the Two Percent Aggregate Limitation.  Any such optional redemption by the Company, to the extent it exceeds the Two Percent Aggregate Limitation, will not reduce the Two
Percent Aggregate Limitation for any Subsequent Period.  Upon any determination by the Company to redeem the
Securities of this series in excess of the $25,000 Limitation or the Two Percent Aggregate Limitation, the
Securities of this series will be redeemed in the order of receipt of Redemption Requests by the Trustee.

                  A Personal Representative of a deceased beneficial owner may initiate a request for redemption at any time and from time to time in any principal amount, as long as the principal amount is in integral multiples of $1,000.  The Personal Representative must deliver its request to the Participant (as defined below)
through which the deceased beneficial owner owned the Securities of this series. "Participant" means an institution that has an account with the depositary for the Securities of this series (the "Depository"), which in this case initially will be The Depository Trust Company.  The request for redemption must be in form satisfactory to the Participant and must be accompanied by evidence of the death of the beneficial owner, evidence of the authority of the Personal Representative satisfactory to the Participant, any documents, such as waivers, notices or certificates, that may be required under applicable state or federal law and any other evidence of the right to the redemption that the Participant requires.  The request must specify the principal amount of the Securities of this series to be redeemed, which amount must be in integral multiples of $1,000.
Subject to the rules and arrangements applicable to the Depository, the Participant will be required to deliver to the Depository a request for redemption substantially in the form attached as Appendix A to this Security.  On receipt of a Redemption Request, the Depository will be required to forward the request to the Trustee.  The
Trustee will maintain records with respect to Redemption Requests received by it, including the date of receipt, the name of the Participant filing the Redemption Request and the status of each Redemption Request with respect to the $25,000 Limitation and the Two Percent Aggregate Limitation.  The Trustee will promptly file with the
Company each Redemption Request it receives, together with the information regarding the eligibility of the
Redemption Request with respect to the $25,000 Limitation and the Two Percent Aggregate Limitation.  The Company,
the Depository and the Trustee (a) may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct; and (b) will have no responsibility (i) for reviewing any documents submitted to the Participant by the Personal Representative or for determining whether the applicable decedent is in fact the beneficial owner of the interest in the Securities of this series to be redeemed or is in fact deceased; and (ii) for determining whether the Personal Representative is duly authorized to request redemption on behalf of the applicable beneficial owner.

                  In addition, neither the Company nor the Trustee has any responsibility for the actions of the
Depository or any Participant, or any other financial institution through which any of the Securities of this series may be held, with regard to Redemption Requests, including any failure to make, or any delay in making, such a request on the part of the Depository, any Participant or any such other institution.  Any Personal
Representative wishing to request a redemption of the Securities of this series will be required to contact the relevant Participant through which the Securities of this series are beneficially owned or, if the Securities of this series are beneficially owned through a Participant indirectly through an account at another financial institution, instruct that institution to contact the Participant to make the necessary arrangements to ensure that the request is made in a proper and timely manner.

                  Subject to the $25,000 Limitation and the Two Percent Aggregate Limitation, the Company will, after the death of any beneficial owner of this Security, redeem all or part of this Security beneficially owned by the decedent within 60 days following the Company's receipt of a Redemption Request from the Trustee.  The
Company, in its sole discretion, will select the redemption date (the "Special Redemption Date") applicable to this Security within such 60 day period after receipt of such Redemption Request, provided that the Company has not received a valid request for withdrawal, described below, prior to such selection.  The Company will notify the Trustee of the Special Redemption Date at least five Business Days prior to such Special Redemption Date, unless a shorter notice period is acceptable to the Trustee.  Any Redemption Request may be withdrawn by the
Personal Representative presenting the request upon delivery of a written request for withdrawal given by the
Participant on behalf of the Personal Representative to the Depository and by the Depository to the Trustee not
less than 30 days before the Special Redemption Date.  The Trustee will promptly notify the Company of any such withdrawal request and the date and time of receipt of such withdrawal request.

                  If Redemption Requests exceed the $25,000 Limitation or the Two Percent Aggregate Limitation
during the Initial Period or during any Subsequent Period, then excess Redemption Requests will be applied, in the order received by the Trustee, to successive Subsequent Periods, regardless of the number of Subsequent
Periods required to redeem the Securities of this series.  The Company may at any time notify the Trustee that the Company will redeem, on a date not less than 30 nor more than 60 days after the date of the notice, all or any lesser amount of Securities of this series for which Redemption Requests have been received but that are not then eligible for redemption by reason of the $25,000 Limitation or the Two Percent Aggregate Limitation.  If the
Company does so, the Securities of this series will be redeemed in the order of receipt of Redemption Requests by the Trustee.

                  The Company will pay 100% of the principal amount plus any unpaid interest accrued to (but excluding) the Special Redemption Date for the Securities of this series which the Company redeems in accordance with a Redemption Request of the Personal Representative of a deceased beneficial owner.  Subject to arrangements with the Depository, payment for the Securities of this series to be redeemed will be made to the Depository in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depository that are to be fulfilled in connection with the payment upon presentation of the Securities of this series to the
Trustee for redemption.  The principal amount of any Securities of this series acquired or redeemed by the
Company other than by redemption at the option of any Personal Representative of a deceased beneficial owner under the procedures described herein will not be included in the computation of either the $25,000 Limitation or the Two Percent Aggregate Limitation for the Initial Period or for any Subsequent Period.

                  A Security of this series beneficially owned in tenancy by the entirety, by joint tenancy or by tenants in common will be deemed to be beneficially owned by a single beneficial owner, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a beneficial owner.  The death of a person who, immediately prior to his or her death, was entitled to substantially all of the rights of a beneficial owner of the Securities of this series will be deemed the death of the beneficial owner, regardless of the recordation of the ownership interest on the records of the Participant, if the decedent's rights are established to the satisfaction of the Participant.  Rights of this kind will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act,
community property or other similar joint ownership arrangements, including individual retirement accounts or
Keogh H.R. 10 plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a beneficial owner during that person's lifetime.  In these cases, the trustee, beneficiary or other person(s) entitled to control disposition of the Securities of this series will be deemed to be the Personal Representative of the decedent.

                  If a Redemption Request is presented on behalf of a deceased beneficial owner and has not been fulfilled at the time the Company gives notice of its election to redeem the Securities of this series, the
Securities of this series that are the subject of the pending Redemption Request will be redeemed before any other Securities of this series.

                  During any time in which the Securities of this series are not represented by one or more global certificates, as described below, and are issued in definitive certificated form:

                  (a)      all references to Participants and the Depository in this Security, including the
Depository's governing rules, regulations and procedures, will be deemed deleted;

                  (b)      all determinations that the Participants are required to make as described herein will be made by the Company, including, without limitation, determining whether the applicable decedent is in fact the beneficial owner of the Securities of this series to be redeemed or is in fact deceased and whether the Personal
Representative is duly authorized to request redemption on behalf of the applicable beneficial owner; and

                  (c)      all Redemption Requests, to be effective, must (i) be delivered by the Personal
Representative to the Trustee, with a copy to the Company; (ii) if required by the Trustee and the Company, be in the form of the Redemption Request attached hereto as Appendix A, with appropriate changes mutually agreed to by the Trustee and the Company to reflect the fact that the Redemption Request is being executed by a Personal
Representative, including provision for signature guarantees; and (iii) be accompanied by the Security of this series that is the subject of the Redemption Request or, if applicable, a properly executed assignment or endorsement, in addition to all documents that are otherwise required to accompany a Redemption Request.  If the owner of the Security of this series is a nominee of the deceased beneficial owner, a certificate or letter from the nominee attesting to the deceased's beneficial ownership of the Security of this series must also be delivered.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the
Company in respect of this Security, or any portion of the principal amount thereof, upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the
Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the
Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the
Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the
Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder shall have offered the Trustee reasonable indemnity, (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (e) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request.  The foregoing shall not apply to any suit instituted by the Holder of this
Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are transferable to a transferee or transferees, as designated by the Holder surrendering the same for such registration of transfer, and exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the
Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this
Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     Appendix A--Form of Redemption Request

                            NATIONAL FUEL GAS COMPANY

                       6.50% Notes due 2022 (the "Notes")

                              CUSIP NO. 636180 BD 2

The undersigned,                          (the "Participant"), does hereby certify, pursuant to the provisions of that certain Indenture dated as of October 1, 1999, as amended, modified or supplemented from time to time (the
"Indenture"), between National Fuel Gas Company (the "Issuer") and The Bank of New York, as trustee (the
"Trustee"), to The Depository Trust Company (the "Depositary"), to the Issuer and to the Trustee that:

1.       [Name of deceased Beneficial Owner] ("Beneficial Owner") is deceased and died on [date of death].

2.       The Beneficial Owner owned $                           principal amount of the above-referenced Notes
through the undersigned on the date of death.

3.       [Name of Representative] ("Representative") is (check one) |_| the personal representative of the
Beneficial Owner or another person authorized to represent the Beneficial Owner or |_| a surviving joint tenant
or a surviving tenant by the entirety of the Notes owned by the Beneficial Owner or |_| the trustee of a trust
that owned the Notes for the Beneficial Owner.

4.       The Representative has delivered to the undersigned a request for redemption in form satisfactory to the
undersigned, requesting that $                          principal amount of said Notes be redeemed pursuant to
the Indenture.  The documents accompanying such request are in proper form and are in all respects satisfactory to the undersigned and the Representative is entitled to have the Notes to which this redemption request relates redeemed.  The undersigned has obtained the appropriate social security number or other taxpayer identification number and signature with respect to the Beneficial Owner or Representative, as appropriate.

5.       The Participant holds the interest in the Notes with respect to which this redemption request is being made on behalf of the Beneficial Owner.

6.       The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Issuer (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability incurred by the indemnified party or parties as a result of or in connection with the redemption of
Notes to which this redemption request relates.  The Participant will, at the request of the Issuer, forward to the Issuer a copy of the documents submitted by the Representative in support of the request for redemption.

IN WITNESS WHEREOF, the undersigned has executed this redemption request as of                   , 20     .

                                                              [PARTICIPANT NAME]

                                                              By:________________________________
                                                              Name:______________________________
                                                              Title:_____________________________
                                                              DTC Account Number:________________
                                                              Telephone:_________________________